UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                      Pursuant to Sections 13 and 15(d) of
                       the Securities Exchange Act of 1934



                                 March 26, 2004
                Date of Report (Date of earliest event reported)

                           NEWMONT MINING CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                                                 84-1611629
      Delaware                        011-31240                 (IRS Employer
(State of Incorporation)      (Commission File Number)       Identification No.)

                               1700 Lincoln Street
                             Denver, Colorado 80203
                     (Address of Principal Executive Office)

                                 (303) 863-7414
              (Registrant's Telephone Number, Including Area Code)

                                (Not Applicable)
                         (Former Name or Former Address,
                          If Changed Since Last Report)

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Item 7.   EXHIBITS

(c)       Exhibits.

          The following exhibit is furnished as part of this report to the extent described in Item 9.


Exhibit No.         Description
-----------         -----------

99.1 Press release dated March 26, 2004 with respect to temporary shutdown of Nevada roaster facility



Item 9.   REGULATION FD DISCLOSURE

On March 26, 2004, Newmont Mining Corporation ("Newmont") issued a press release announcing that its roaster facility in Nevada is temporarily shut down due to a failure at the oxygen plant. In addition, Newmont confirmed its expected full year gold sales and disclosed its expected first quarter gold sales. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

The information, including the exhibit attached hereto, in this Current Report is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise stated in such filing.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NEWMONT MINING CORPORATION


DATE:  March 26, 2004                   By:  /s/ Bruce D. Hansen
                                           -------------------------------------
                                           Name:   Bruce D. Hansen
                                           Title:  Senior Vice President and
                                                    Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit Number                Description of Exhibits
--------------                -----------------------

99.1 Press Release dated March 26, 2004 with respect to temporary shutdown of Nevada roaster facility.